JACKSON MARKET LINK PRO ® ADVISORY III (06/25)

APPLICATION FOR AN INDIVIDUAL SINGLE PREMIUM
DEFERRED REGISTERED INDEX-LINKED ANNUITY (RILA305NY/RILA307NY)

Jackson National Life Insurance Company of New York ® ("Jackson of NY ®", "the Company")

JACKSON® National Life Insurance Company of New York

Home Office: Purchase, NY 10577
www.jackson.com

First Class Mail: P.O. Box 30314
Lansing, MI 48909-7814

Overnight Mail: 1 Corporate Way
Lansing, MI 48951

Customer Care: 800-599-5651
Fax: 888-576-8383
Email: customercare@jackson.com

Linking/BIN/Brokerage Acct. Number (if applicable) ____

Jackson of NY pre-assigned Contract Number (if applicable) ____

Primary Owner

• **PLEASE PRINT CLEARLY**

Type of Ownership:
☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

Social Security Number ____ or Tax ID Number ____ Phone Number (include area code) ____

U.S. Citizen ☐ Yes ☐ No
Resident Alien ☐ Yes ☐ No

Country of Residence ____

Sex ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) ____

Email Address ____

First Name ____ Middle Name ____ Last Name ____

Non-Natural Owner/Entity Name (if applicable) ____

Residential Address Line 1 (no P.O. Boxes) ____

Residential Address Line 2 ____

Residential Address City ____ State ____ ZIP ____

Mailing Address Line 1 ____

Mailing Address Line 2 ____

Mailing Address City ____ State ____ ZIP ____

NR305 Page 1 of 11 **NR305 06/25**

Page 2 of 11 NR305 06/25NR305 First Name Middle Name Last Name Relationship to Owner Social Security Number Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 First Name Middle Name Last Name Social Security Number Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Date of Birth (mm/dd/yyyy) Social Security Number Joint Owner Primary Annuitant Joint Annuitant Phone Number (include area code) Date of Birth (mm/dd/yyyy) Email Address (print clearly)Date of Birth (mm/dd/yyyy) Joint Annuitant Not Applicable Country of Residence Sex Male Female Country of Residence Sex Male Female First Name Middle Name Last Name Relationship to Primary Annuitant Phone Number (include area code) Residential Address Line 1 (no P.O. Boxes) Residential Address City State ZIP Residential Address Line 2 Country of Residence Sex Male Female Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Resident Alien Yes No U.S. Citizen Yes No Complete this section if different than Primary Owner. If Primary Annuitant section is left blank, the Annuitant will default to the Primary Owner. Complete this section if different than Joint Owner. If Joint Annuitant section is left blank, the Joint Annuitant will default to the Joint Owner. In the case of Joint Owners, all correspond- ence and required document- ation will be sent to the address of the Primary Owner.

Beneficiary(ies)

- ! It is required for Good Order that the Percentage of Death Benefit be **whole numbers** and **must** total 100% for each beneficiary type. If Percentage of Death Benefit is left blank, all beneficiaries will receive equal shares.
- Please use the Beneficiary Designation Supplement form (N3041) for additional beneficiaries.

☐ Primary | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

☐ Primary ☐ Contingent | Sex ☐ Male ☐ Female | Percentage of Death Benefit ____ %

Social Security/Tax ID Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner

First Name | Middle Name | Last Name

Non-Natural Owner/Entity Name (if applicable) | Phone Number (include area code)

Residential Address Line 1 (no P.O. Boxes) | Residential Address Line 2

Residential Address City | State | ZIP

NR305 Page 3 of 11 **NR305 06/25**

Tax Qualification

! The Registered Index-Linked Annuity Automatic Withdrawal Request form (NR4370) will be required for Required Minimum Distributions (RMDs) or if a Stretch or Deferral qualification is elected.

☐ Non-Tax Qualified ☐ Individual Retirement Annuity (IRA) - Traditional ☐ Roth IRA

☐ Simplified Employee Pension (SEP) ☐ 403(b) Tax Sheltered Annuity (TSA)

☐ Roth Conversion ☐ Other: ____________

☐ Stretch IRA ☐ Stretch Roth IRA ☐ Non-Qualified Stretch

☐ 10-Year Qualified Deferral ☐ 10-Year Roth Deferral

For Stretch or Deferral, please provide the deceased's information:

Complete for original deceased contract Owner:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Complete for original deceased contract beneficiary:

First Name	Middle Name	Last Name

Relationship to Current Owner/Applicant	Date of Birth (mm/dd/yyyy)	Date of Death (mm/dd/yyyy)

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Do you intend to replace or change an existing life insurance policy or annuity contract? ☐ **No** ☐ **Yes**

Jackson of NY pre-assigned Contract number: ____________

Please complete all necessary forms as required by New York Regulation 60.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy) ____________

If an Annuitization/Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.

NR305 Page 4 of 11 **NR305 06/25**

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Select payment method. Must select at least one:

☐ **Jackson of NY to request funds** ☐ **Financial Professional or Owner to request funds**

☐ **Payment included** ☐ **In-house funding - Select one:**

☐ **Internal Transfer** ☐ **Death Claim Proceeds**

Anticipated total amount from:

Check(s) $ ______ External Transfer(s) $ ______

Internal Transfer(s)/Death Claim Proceeds $ ______ ACH/Wire(s) $ ______

For IRA - Traditional or Roth IRA Tax Qualifications, please indicate tax contribution year(s) and amount(s). If the year(s) is (are) not indicated, Jackson of NY will default to the current tax year.

Year: ______ $ ______ Year: ______ $ ______

Please provide the following information if applicable:

Company Releasing Funds	Account Number	Maturity Date	Transfer Type	Anticipated Transfer Amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Non-Qualified Plans: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plans: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Jackson of NY reserves the right to refuse a Premium payment that is comprised of multiple payments over a period of time. If Jackson of NY permits you to make multiple payments as part of your Premium payment, the Contract will not be issued until all such payments are received. Jackson of NY reserves the right to hold such multiple payments in a non-interest bearing account until the Issue Date.

Telephone/Electronic Transaction Authorization

- **If no election is made, Jackson of NY will default to "No."**

By checking "Yes,"I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Periodic Reallocation Programs (Automatic Rebalancing, End-Term Performance Lock), initiate an Intra-Term Performance Lock or transfer Contract values between Contract Options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transaction Authorization? ☐ **Yes** ☐ **No**

I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us) (Owner(s)/Applicant(s)).

NR305 Page 5 of 11 **NR305 06/25**

Page 6 of 11 NR305 06/25NR305 Contract Options Periodic Reallocation Programs Automatic Rebalancing End-Term Performance Lock 1-Year %Index Account Options S&P 500 Index BUFFER 10% 20% Cap Performance Trigger Cap 3-Year % 6-Year % Performance Trigger Cap 30% Performance Boost 1-Year %Index Account Options Russell 2000 Index BUFFER 10% 20% Cap Performance Trigger Cap 3-Year % 6-Year % Performance Trigger Cap 30% Performance Boost CONTRACT OPTIONS CONTINUED ON PAGE 7. Automatically transfer any positive Index Adjustments from the Index Account Option(s) to the 1-year Fixed Account Option on the Index Account Option Term Anniversary. Automatically rebalance Index Account Option and Fixed Account Option allocations on the Index Account Option Term Anniversary and/or the Contract Anniversary, as applicable, where more than one Contract Option has been elected. Note: Automatic Rebalancing will occur on an annual basis on each Contract Anniversary. Only eligible Contract Options will proportionally reallocate based on the percentages You provide. Index Account Options are only eligible to be included in rebalancing on their Index Account Option Term Anniversary. Please read the Important Information related to Periodic Reallocation Programs in the Notice to Applicant section on page 9. May select only one Periodic Reallocation Program. Tell Jackson of NY how you want your annuity Premium invested. TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.

Contract Options (continued from page 6)

❗ Tell Jackson of NY how you want your annuity Premium invested. **TOTAL ALLOCATION MUST EQUAL 100% IN WHOLE PERCENTAGES.**

MSCI EAFE Index					
Index Account Options			**1-Year %**	**3-Year %**	**6-Year %**
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
	30%	Cap			
		Performance Trigger			

MSCI Emerging Markets Index					
Index Account Options			**1-Year %**	**3-Year %**	**6-Year %**
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
	30%	Cap			
		Performance Trigger			

Nasdaq-100 Index®					
Index Account Options			**1-Year %**	**3-Year %**	**6-Year %**
BUFFER	10%	Cap			
		Performance Boost			
		Performance Trigger			
	20%	Cap			
	30%	Cap			
		Performance Trigger			

Fixed Account Option	**1-Year %**
Fixed Account	

NR305 Page 7 of 11 **NR305 06/25**

Page 8 of 11 NR305 06/25NR305 Electronic Delivery Authorization Do you consent to electronic delivery of documents? Yes No Transaction confirmations Other Contract-related correspondence ALL DOCUMENTS Contract and prospectus Disclosure documents Annual statements If no election is made, Jackson of NY will default to " No." Check the box(es) next to the type of documents you wish to receive electronically. If electronic delivery is authorized but no document type is selected, the selection will default to "All Documents." Please provide one email address and print clearly. If you authorize electronic delivery but do not provide an email address or the address is illegible, electronic delivery will not be initiated. Registration at jackson.com is required for electronic delivery of documents. Authorizing electronic delivery of annual statements will automatically enroll you to receive quarterly summaries. Quarterly summaries are only available via electronic delivery. My email address is: Jackson of NY offers the ability to receive documents via electronic delivery (e-delivery). This disclosure will help you decide whether you would like to consent to e-delivery. If you do not consent to e-delivery, you will continue to receive documents via physical mail. Please read this carefully and in its entirety. If you consent, Jackson of NY will provide documents related to your Contract by e-delivery. Jackson of NY will provide documents via e-delivery if it is consistent with the applicable state and federal law, delivery preferences are updated, and the Contract is still active. You may request your delivery preferences to be changed at any time. For security purposes, your online access is subject to monitoring. If you fail to access your jackson.com account for an extended period of time or if we detect suspicious activity on your account, you may be required to reset your access credentials and/or reidentify yourself. Jackson of NY will notify you if this is required and provide instructions on how to complete that process. Jackson of NY will continue to generate documents electronically into your Filing Cabinet so that they may be accessed once you have reauthenticated. Any document that Jackson of NY sends by e-delivery which complies with applicable law, will have the same force and effect as if that document were sent in a paper form. This consent covers all electronic documents and communications for any eligible* Contract(s) through the Company, which may include, but are not limited to, applications, supplements, Contract delivery notices, Contracts, prospectuses, prospectus supplements, confirmation statements, annual or quarterly statements, and any Contract-related correspondence including claims and servicing correspondence. You may continue to receive some paper documents as required by law. This consent applies only to document types available via e-delivery at the time consent is given. Jackson of NY will notify you and provide an additional consent option if additional document types become available via e-delivery. Please note election for electronic tax documents must be completed once you log onto your account on jackson.com. The Company will notify you of the availability of your document(s) by email. Jackson of NY will not charge a fee for this service. Please make sure a current email address is provided and update your profile on jackson.com if your email address changes. After registration, you may access your Filing Cabinet to view your document(s). Documents will be available in your Filing Cabinet as long as you have a jackson.com account. To successfully receive documents via e-delivery, internet access, an active email account, and Adobe Acrobat Reader are required. Also, pop-up blockers must be turned off. Please note some internet browsers may not function well within jackson.com. If a browser error occurs, use a different internet browser. If you do not already have Adobe Acrobat Reader, it can be downloaded for free at www.adobe.com. Paper copies of documents may be requested by calling the Customer Care Center number below for no additional charge. Consent can be revoked by updating your preferences on jackson.com or by calling the Customer Care Center at 866-349-4564. I will notify the Company of any new email address. If you consent to the terms outlined above for electronic transmissions, check the box above. *Eligible refers to Contracts that are currently inforce or that will be inforce and are available for electronic transmission.

Applicant Acknowledgments NR305 Page 9 of 11 NR305 06/25 Notice to Applicant 1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded. 2. I (We) acknowledge that all statements made by, or under the authority of the applicant, for the issuance of the Contract, are deemed representations and not warranties. 3. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct. 4. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded. 5. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code, if applicable. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 6. I (We) understand that while the values of the Contract may be affected by an external Index, the Contract does not participate in any stock or equity investment. 7. I (We) understand that the capping component in this Contract may limit the Index Adjustment credited to the Index Account Option value on each Index Account Option Term Anniversary, regardless of the performance of the Indices. 8. I (We) have received the applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract. 9. I (We) understand that to the extent I (we) have been permitted to make a Premium payment comprised of multiple payments over a period of time, my (our) Contract will not be issued until all such payments are received, and all Premium payments will be held in a non-interest bearing account until the date my (our) Contract is issued. 10. I (We) understand that the Company may restrict transfers to the Index Account Options at any time, on a non-discriminatory basis, if the yield on investment or cost of hedging would not support the minimum guarantees of the Index Account Option(s), as long as one (1) Index Account Option remains available for allocation. The Company will not restrict Premium allocation and transfers to the Fixed Account Option(s) at any time. 11. I (We) have been given a current prospectus, Appendix 28 disclosure and Annuity Contract Disclosure for this registered index-linked annuity product. 12. I (We) acknowledge and represent that I (we) have executed this application, and that my (our) signature(s) below (including my (our) electronic signature(s)) is (are) my (our) true and valid signature(s). I (We) further authorize Jackson of NY to accept any electronic signature(s) that I (we) may make to this application. Important Information related to Periodic Reallocation Programs: Periodic Reallocation Programs do not ensure a profit or protect against loss. Principal value and investment return in the Index Account Options will fluctuate with changes in the elected tracked Index. When reallocated, Index Account Option values may be more or less than the Index Return due to the application of Index Adjustments associated with your elected crediting method. In addition, Index Account Option values on the date reallocated may be more or less than they were on the date of original allocation due to changes in Index Return during the elected Index Account Option term. Please see the prospectus for additional information related to Periodic Reallocation Programs. This application will be attached to and made part of the Contract.

Page 10 of 11 NR305 06/25NR305 Owner's Signature Date Signed (mm/dd/yyyy) State Where Signed Owner's Title (required if owned by an Entity) Date Signed (mm/dd/yyyy)Joint Owner's Signature Date Signed (mm/dd/yyyy) Date Signed (mm/dd/yyyy) Annuitant's Signature (if other than Owner) Joint Annuitant's Signature (if other than Joint Owner) Applicant Signatures State Where Signed Check this box if the IRS has notified you that you are subject to backup withholding. U.S. Tax Certifications Not FDIC/NCUA Insured Not bank/CU guaranteed May lose value Not a deposit Not insured by any federal agency It is required for Good Order that all applicable parties to the Contract sign here. Required replacement form(s) must be signed on or before the application signature date. Under penalties of perjury, I certify that: 1. My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number, 2. I am not subject to backup withholding (or if I am, I have checked the box below), 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting. For items 3 and 4, if I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 to certify my foreign status and, if applicable, claim treaty benefits. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Financial Professional Acknowledgments and Signature NR305 Page 11 of 11 NR305 06/25 Financial Professional # 1 Signature Date Signed (mm/dd/yyyy) First Name Middle Name Last Name Email Address (print clearly) Business Phone Number (incl. area code) Assigned ID Financial Professional # 2 Name Financial Professional # 3 Name Jackson of NY Assigned ID Jackson of NY Assigned ID Extension Financial Professional # 4 Name Jackson of NY Assigned ID Financial Institution Jackson of NY By signing this form, I certify that: 1. I am authorized and qualified to discuss the Contract herein applied for. 2. I have reviewed all of the applicant's information, and I believe that my recommendation to purchase this annuity is in line with the applicant's financial situation and investment needs, and meets the appropriate standard of care (i.e. suitability or best interest) based on the facts disclosed by said applicant. I also attest that I have provided the applicant with all pertinent information about the product, including disclosure of risks involved, allowing the applicant to make an educated and informed decision about this purchase. Based on my completion of the required general annuity and/or Jackson of NY product training, I believe this transaction is suitable and in the best interest of the applicant given the applicant's financial situation and needs. 3. The applicable current Buffers, Caps/Rates and any other Index Adjustment Factors associated with this Contract have been presented and explained to the applicant(s). 4. I have not made statements that differ from this material nor have I made any promises about the expected future Index Account Option values of this Contract. 5. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced or changed is true and accurate to the best of my knowledge and belief. 6. I have provided the Appendix 28 disclosure and Annuity Contract Disclosure to the applicant(s). 7. I have obtained prior approval from the soliciting broker-dealer to submit this application to Jackson of NY. All Financial Professional certifications, licenses and trainings must be completed prior to application execution. If more than one Financial Professional is participating on this case, please provide the additional Financial Professional names and Jackson of NY Assigned IDs.